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                    Independent Auditors' Consent





The Board of Directors and Shareholders of
Morgan Keegan Southern Capital Fund, Inc.:


We consent to the use of our report dated July 12, 1996 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "The Fund's Certified Public Accountants" in the Statement of
Additional Information.







                                     /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP




Memphis, Tennessee
October 23, 1996